Anterix Inc. Reports
Second Quarter Fiscal Year 2026 Results

Woodland Park, NJ – November 12, 2025 – Anterix (NASDAQ: ATEX) today announced its second quarter fiscal 2026 results and filed its Form 10-Q for the three and six months ended September 30, 2025. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://investors.anterix.com/events-presentations.

Financial and Operational Highlights

–Received $29 million of contracted proceeds from customers with $114 million of contracted proceeds outstanding
–Accelerated $19 million in customer proceeds into fiscal 2026 with over $60 million of proceeds expected to be received by the end of fiscal 2026
–Launched suite of solutions and services offerings, TowerXTM and CatalyX®, representing an annual total addressable market opportunity of roughly $1 billion dollars
◦TowerX is a first-of-its-kind tower optimization and access program, providing access to 40,000+ tower sites while enabling faster deployment of 900 MHz private wireless networks for utilities
◦CatalyX is a solution using cutting-edge SIM and eSIM management to allow utilities to deploy their private wireless networks faster while seamlessly using commercial broadband where needed
–Exchanged narrowband for broadband licenses in 99 counties and recorded a $60 million gain on exchange of broadband licenses
–Delivered broadband licenses covering 26 counties to customers and recorded an $11 million gain on sale of broadband licenses
–Invested $13 million in spectrum clearing costs
–Continued to advance approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers

Liquidity and Balance Sheet

At September 30, 2025, the Company had no debt and cash and cash equivalents of $39.1 million. In addition, the Company had a restricted cash balance of $9.4 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In the fiscal 2026 second quarter, Anterix had share repurchase activity of $1.0 million and approximately $226.7 million remains under the share repurchase program as of September 30, 2025

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Wednesday, November 13, 2025. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking on the following link https://investors.anterix.com/events/event-details/q2-fy2026-anterix-earnings-conference-call to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

At Anterix, we work with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 125 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to timely secure broadband licenses; (iv) Anterix’s ability to successfully commercialize its spectrum assets to its targeted utility customers in accordance with its plans and expectations; (v) Anterix’s ability to execute on its customer engagement initiatives; (vi) the timing and outcome of Anterix’s strategic review process; (vii) whether Anterix will be able to identify, develop or execute on any actions as a result of its strategic review process and (viii) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	September 30, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$39,070	$47,374
Non-trade receivable	—	2,926
Spectrum receivable	7,549	7,107
Escrow deposits	8,993	547
Prepaid expenses and other current assets	3,192	2,801
Total current assets	58,804	60,755
Escrow deposits	407	7,103
Property and equipment, net	1,018	1,302
Right of use assets, net	4,313	4,829
Intangible assets	325,320	228,983
Deferred broadband costs	29,076	28,944
Other assets	1,437	1,188
Total assets	$420,375	$333,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$14,820	$9,075
Accrued severance and other related charges	2,697	2,265
Due to related parties	—	30
Operating lease liabilities	1,430	1,643
Contingent liability	8,802	8,093
Deferred revenue	6,872	6,095
Total current liabilities	34,621	27,201
Operating lease liabilities	3,300	3,747
Contingent liability	7,104	15,336
Deferred revenue	123,544	118,577
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	6,486	6,606
Other liabilities	62	125
Total liabilities	180,028	176,503
Commitments and contingencies (See Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2025 and March 31, 2025	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,707,440 shares issued and outstanding at September 30, 2025 and 18,612,804 shares issued and outstanding at March 31, 2025	2	2
Additional paid-in capital	554,562	548,542
Accumulated deficit	(314,217)	(391,943)
Total stockholders’ equity	240,347	156,601
Total liabilities and stockholders’ equity	$420,375	$333,104

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Spectrum revenue	$1,552	$1,551	$2,970	$3,076
Operating expenses
General and administrative	8,398	11,397	18,847	24,248
Sales and support	1,449	1,357	2,942	3,207
Product development	1,212	1,776	2,332	3,526
Severance and other related charges	735	—	1,355	—
Depreciation and amortization	133	151	257	330
Operating expenses	11,927	14,681	25,733	31,311
Gain on exchange of intangible assets, net	(59,602)	—	(93,518)	(93)
Gain on sale of intangible assets, net	(11,469)	—	(12,430)	—
Loss from disposal of long-lived assets, net	21	—	29	—
Income (loss) from operations	60,675	(13,130)	83,156	(28,142)
Interest income	379	585	821	1,279
Other income	—	9	—	25
Income (loss) before income taxes	61,054	(12,536)	83,977	(26,838)
Income tax expense	7,518	230	5,261	1,452
Net income (loss)	$53,536	$(12,766)	$78,716	$(28,290)
Net income (loss) per common share basic	$2.86	$(0.69)	$4.22	$(1.53)
Net income (loss) per common share diluted	$2.86	$(0.69)	$4.21	$(1.53)
Weighted-average common shares used to compute basic net income (loss) per share	18,687,082	18,586,075	18,654,570	18,531,169
Weighted-average common shares used to compute diluted net income (loss) per share	18,705,801	18,586,075	18,710,311	18,531,169

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$53,536	$(12,766)	$78,716	$(28,290)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	133	151	257	330
Stock compensation expense	2,947	3,408	6,579	7,754
Deferred income taxes	2,387	332	(120)	1,389
Right of use assets	403	398	516	832
Gain on exchange of intangible assets, net	(59,602)	—	(93,518)	(93)
Gain on sale of intangible assets, net	(11,469)	—	(12,430)	—
Loss from disposal of long-lived assets, net	21	—	29	—
Changes in operating assets and liabilities
Non-trade receivable	—	—	2,926	—
Prepaid expenses and other assets	(26)	551	351	1,525
Accounts payable and other accrued expenses	4,668	21	2,112	(1,537)
Accrued severance and other related charges	337	—	432	—
Due to related parties	(30)	—	(30)	—
Operating lease liabilities	(474)	(501)	(660)	(1,032)
Contingent liability	6,371	—	7,425	10,000
Deferred revenue	2,202	5,940	5,744	4,415
Other liabilities	—	(182)	(65)	(302)
Net cash provided by (used in) operating activities	1,404	(2,648)	(1,736)	(5,009)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets and other related costs	(13,181)	(5,504)	(17,147)	(10,904)
Proceeds from sale of spectrum	12,577	—	13,878	—
Purchases of equipment	—	(41)	—	(41)
Net cash used in investing activities	(604)	(5,545)	(3,269)	(10,945)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	157	343	157	1,960
Repurchases of common stock	(990)	—	(990)	(2,027)
Payments of withholding tax on net issuance of restricted stock	(74)	(705)	(716)	(1,366)
Net cash used in financing activities	(907)	(362)	(1,549)	(1,433)
Net change in cash and cash equivalents and restricted cash	(107)	(8,555)	(6,554)	(17,387)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	48,577	59,292	55,024	68,124
Cash and cash equivalents and restricted cash at end of the period	$48,470	$50,737	$48,470	$50,737

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Taxes paid, including excise tax	$859	$885	$859	$885
Operating leases paid	$546	$606	$1,115	$1,199
Non-cash investing activity:
Capitalized change in estimated asset retirement obligations	$77	$—	$63	$—
Network equipment provided in exchange for wireless licenses	$—	$—	$—	$47
Derecognition of contingent liability related to sale of intangible assets	$13,776	$—	$14,948	$—
Right of use assets new leases	$—	$42	$321	$290
Right of use assets modifications and renewals	$10	$850	$47	$1,097

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	September 30, 2025	June 30, 2025	March 31, 2025
Cash and cash equivalents	$39,070	$41,432	$47,374
Escrow deposits	9,400	7,145	7,650
Total cash and cash equivalents and restricted cash	$48,470	$48,577	$55,024

	September 30, 2024	June 30, 2024	March 31, 2024
Cash and cash equivalents	$43,129	$51,715	$60,578
Escrow deposits	7,608	7,577	7,546
Total cash and cash equivalents and restricted cash	$50,737	$59,292	$68,124

Anterix Inc.
Earnings Release Tables
Other Financial Information
(Unaudited, in thousands except per share data)

	Three months ended September 30,		Six months ended September 30,
	2025	2024	2025	2024
Number of shares repurchased and retired	43	—	43	63
Average price paid per share*	$22.94	$—	$22.94	$32.47
Total cost to repurchase	$990	$—	$990	$2,027
*Average price paid per share includes costs associated with the repurchases, excluding excise taxes associated with the share repurchases.
As of September 30, 2025, $226.7 million is remaining under the share repurchase program.